Exhibit A-2

                          FORM OF COMMERCIAL PAPER NOTE

                                (Name of Company)

$_________________________                                 No.________________

On _______________________ for value received we promise to pay to the order of bearer the sum of ____________________________ DOLLARS payable at the principal office of ________________________ New York, N.Y.

Date Issued_________________________

Countersigned                                            (Name of Company)

as agent

By____________________                                   By___________________
               (Title)                                          (Title)


                                                       _____________________
                                                               (Title)